UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 21, 2011

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of stockholders of Keryx Biopharmaceuticals, Inc. (“Keryx”) was held on June 21, 2011.  The following matters were voted on by the stockholders: the election of directors, the ratification of the appointment of UHY LLP as Keryx’s independent registered public accounting firm for the year ending December 31, 2011, the advisory vote on the compensation of named executive officers and the advisory vote on the frequency of the advisory vote on the compensation of named executive officers. At the meeting, Ron Bentsur, Kevin J. Cameron, Joseph Feczko, M.D., Wyche Fowler, Jr., Jack Kaye and Michael P. Tarnok were re-elected to the Board.

The vote with respect to each nominee is set forth below:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
Ron Bentsur	13,793,064	1,842,519	32,239,288
Kevin J. Cameron	15,515,051	120,532	32,239,288
Joseph Feczko, M.D.	15,529,366	106,217	32,239,288
Wyche Fowler, Jr.	15,471,037	164,546	32,239,288
Jack Kaye	14,769,052	866,531	32,239,288
Michael P. Tarnok	15,523,745	111,838	32,239,288

The vote with respect to the ratification of the appointment of UHY LLP as Keryx’s independent registered public accounting firm for the year ending December 31, 2011, is set forth below:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
47,278,233	443,254	153,384	0

The vote with respect to the advisory vote on the compensation of Keryx’s named executive officers is set forth below:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
15,029,224	439,382	166,977	32,239,288

The vote with respect to the frequency of the advisory vote on the compensation of Keryx’s named executive officers is set forth below:

1 Year	2 Years	3 Years	Abstentions
8,838,939	4,183,140	2,524,728	88,776

In accordance with the stockholders’ recommendation, Keryx has determined that an advisory vote on the compensation of the named executive officers of the Company will be conducted every year, until the next stockholder advisory vote is held on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: June 22, 2011	By:	/s/ James F. Oliviero
Name: James F. Oliviero
Title: Chief Financial Officer